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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of American Financial Group, Inc. for the registration of 4,600,000 shares of Common Stock and to the incorporation by reference therein of our report dated March 28, 1995, with respect to the consolidated financial statements and schedules of American Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Cincinnati, Ohio
November 17, 1995

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